EXHIBIT 4.2

AMENDMENT NO. 10 TO
RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT

THIS AMENDMENT NO. 10 TO RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT, dated as of July 17, 2012, and effective as of June 30, 2012 (this “Amendment”), is between CDF Funding, Inc., a Delaware corporation, as seller (the “Seller”), and GE Dealer Floorplan Master Note Trust, a statutory trust organized under the laws of the State of Delaware, as buyer (the “Buyer”).

BACKGROUND

WHEREAS, the Seller and the Buyer are parties to a receivables purchase and contribution agreement, dated as of August 12, 2004 (as amended, modified or supplemented prior to the date hereof, the “Receivables Purchase and Contribution Agreement”), and the parties hereto desire to amend the Receivables Purchase and Contribution Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms defined in the Receivables Purchase and Contribution Agreement and used but not otherwise defined herein have the meanings given to them in the Receivables Purchase and Contribution Agreement.

SECTION 2. Amendment.

(a)            Section 1.1 of the Receivables Purchase and Contribution Agreement is hereby amended by:

(i)               adding the following definitions in the appropriate alphabetical order:

“Credit Insurance” means credit insurance or other similar credit enhancement with respect to a Receivable supporting payment of such Receivable or the creditworthiness of the related Dealer.

“Credit Insurance Receivable” means, at any time, any Receivable that is then covered by Credit Insurance.

“Insolvent Account” means an Account which fails to meet the requirement in clause (a)(ii) of the definition of Eligible Account.

“Reimbursement Amount” means, with respect to any Credit Insurance Receivable, any amounts owed to the provider of the Credit Insurance from the proceeds of the Receivable or the Collateral Security or Collections with respect thereto covered by such Credit Insurance.

Amendment No. 10 to Receivables Purchase and Contribution Agreement

“Suspended Account” means an account designated as such through a notice delivered pursuant to Section 2.7(e) of the Receivables Sale Agreement.

(ii)            amending and restating the definition of “Collections” to read in its entirety as follows:

““Collections” means, without duplication, the sum of (a) all payments by or on behalf of Dealers received in respect of the Transferred Receivables (including proceeds from the realization upon any Collateral Security) in the form of cash, checks, wire transfers or any other form of payment, (b) all payments deemed to be collections by or on behalf of Dealers received in respect of the Transferred Receivables and (c) amounts received under or in connection with any Credit Insurance. Collections that constitute Recoveries shall be considered to be Collections of Non-Principal Receivables; provided, that any Recoveries or other amounts received up to the Reimbursement Amount with respect to a Credit Insurance Receivable shall be deemed not to be Collections or otherwise Collateral for any purposes hereof.”

(iii)             deleting the definition of “Non-Principal Collections” in its entirety.

(iv)             amending the definition of “Permitted Encumbrances” by (i) deleting the word “and” where it appears immediately before clause (g) therein and (ii) adding the following new clause immediately following clause (g) therein: “and (h) any Lien in favor of, or other interest of, a provider of Credit Insurance with respect to a Credit Insurance Receivable or other Collateral Security or Collections with respect thereto under the terms of the applicable documents governing such Credit Insurance.

(v)               deleting the definition of “Principal Collections” in its entirety.

(b)            Clause (i) of Section 2.1(a) is hereby amended and restated in its entirety to read as follows:

“(i) the Receivables existing at the opening of business on the Closing Date, and thereafter created from time to time (other than any Receivables arising in an Account that is a Suspended Account at such time) until the Agreement Termination Date, together with the Collateral Security and Collections with respect thereto and related Recoveries, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto, all Insurance Proceeds relating thereto and all amounts received in connection with Credit Insurance relating thereto or the proceeds thereof.”

(c)                Clause (x) of the third sentence of Section 2.1(b) of the Receivables Sale Agreement is hereby amended and restated to read as follows:

2	Amendment No. 10 to Receivables Purchase and Contribution Agreement

“(x) such Account becomes a Removed Account or a Suspended Account (other than an Insolvent Account) or any Suspended Account (other than an Insolvent Account) subsequently ceases to be a Suspended Account, or”

(d)               Section 2.7 of the Receivables Sale and contribution Agreement is hereby amended by adding the following new paragraph immediately following the last paragraph thereof:

“Upon receipt of any notice pursuant to Section 2.7(e) of the First Tier Agreement, the Seller shall deliver such notice to Buyer.

SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 3:

(a)                Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of the Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

(b)               Validity, etc. This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

SECTION 4. Binding Effect; Ratification.

(a)                This Amendment is dated as of the date first set forth above and shall become effective, as of June 30, 2012, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter this Amendment shall be binding on the parties hereto and their respective successors and assigns.

(b)               The Receivables Purchase and Contribution Agreement, as amended hereby, remains in full force and effect. On and after the date hereof, each reference in the Receivables Purchase and Contribution Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Receivables Purchase and Contribution Agreement, shall mean and be a reference to such Receivables Purchase and Contribution Agreement, as amended hereby.

(c)                Except as expressly amended hereby, the Receivables Purchase and Contribution Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5. Miscellaneous.

3	Amendment No. 10 to Receivables Purchase and Contribution Agreement

(a)                THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)               EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)                BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4	Amendment No. 10 to Receivables Purchase and Contribution Agreement

(d)               Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

(e)               This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)                Executed counterparts of this Amendment may be delivered electronically.

[SIGNATURES FOLLOW]

5	Amendment No. 10 to Receivables Purchase and Contribution Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CDF FUNDING, INC.,
as the Seller

By: /s/ John E. Peak

Name:  John E. Peak
Title:    Vice President

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GE DEALER FLOORPLAN MASTER NOTE TRUST,

as the Buyer

By: BNY MELLON TRUST OF DELAWARE,
       not in its individual capacity,
       but solely as the Trustee on behalf of the Buyer

By: /s/ Kristine K. Gullo

Name:  Kristine K. Gullo
Title:    Vice President

S-2	Amendment No. 10 to Receivables Purchase and Contribution Agreement